UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2009

INVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	021-135294	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center, Suite 421E, Beverly, MA	01915
(Address of principal executive offices)	(Zip Code)

(978) 878-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2009, we entered into a Reserve Equity Financing Agreement (“REF”) with AGS Capital Group, LLC (“AGS”), pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our common stock for cash consideration up to $10,000,000, subject to certain conditions and limitations.  In connection with the REF, we also entered into a registration rights agreement with AGS, dated October 28, 2009.

The following is a summary of the REF and the registration rights agreement, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing. The provisions of the REF and registration rights agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Reserve Equity Financing Agreement

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the registration rights agreement (the “Registration Statement”), we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF by selling shares of our common stock to AGS. The purchase price of these shares will be 92% of the “VWAP” of the common stock during the five consecutive trading days after we give AGS a notice of an advance of funds (an “Advance”) under the REF (the “Pricing Period”). “VWAP” generally means, as of any date, the daily dollar volume weighted average price of our common stock as reported by Bloomberg, L.P. or comparable financial news service.  The amount of an Advance will automatically be reduced by 50% if on any day during the Pricing Period, the VWAP for that day does not meet or exceed 85% of the VWAP for the five trading days prior to the notice of Advance (the “Floor Price”). The REF does not prohibit the Company from raising additional debt or equity financings, other than financings similar to the REF.

Our ability to require AGS to purchase our common stock is subject to various limitations. The maximum amount of each Advance is 100% of the average daily trading volume for the five days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service (the “Maximum Advance Amount”).  In addition, unless AGS agrees otherwise, a minimum of five calendar days must elapse between each notice of Advance.

In addition, before AGS is obligated to buy any shares of our common stock pursuant to a notice of Advance, the following conditions, none of which is in AGS’s control, must be met:

•
The Company shall have filed with the SEC a Registration Statement with respect to the resale of the shares of common stock issued to AGS in accordance with and subject to the terms of the registration rights agreement.

•
The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the registration rights agreement for the offer and sale of the shares of common stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of common stock shall be legally permitted by all laws and regulations to which the Company is subject.

•	There shall not be any fundamental changes to the information set forth in the Registration Statement which are not already reflected in a post-effective amendment to the Registration Statement.

•
The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the REF agreement and the registration rights agreement to be performed, satisfied or complied with by the Company.

•
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the REF agreement, and no proceeding shall have been commenced that may have the effect of prohibiting the consummation of or materially modify or delay any of the transactions contemplated by the REF Agreement.

•
The common stock is trading on a principal market (as defined in the REF, and including the OTC Bulletin Board). The trading of the common stock is not suspended by the SEC or the principal market. The issuance of shares of common stock with respect to the applicable closing will not violate the shareholder approval requirements of the principal market. The Company shall not have received any notice threatening the continued quotation of the common stock on the principal market and the Company shall have no knowledge of any event which would be more likely than not to have the effect of causing the common stock to not be trading or quoted on a principal market.

•
The amount of an Advance shall not exceed the Maximum Advance Amount. In no event shall the number of shares issuable to AGS pursuant to an Advance cause the aggregate number of shares of common stock beneficially owned by AGS and its affiliates to exceed 4.99% of the then outstanding shares of common stock of the Company (“Ownership Limitation”). Any portion of an Advance that would cause AGS exceed the Ownership Limitation shall automatically be withdrawn. For the purposes of this provision, beneficial ownership is calculated in accordance with Section 13(d) of the Exchange Act.

•	The Company has no knowledge of any event which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective at Closing.

•	AGS shall have received an Advance notice executed by an officer of the Company and the representations contained in such Advance notice shall be true and correct.

 There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the REF agreement or that we will be able to draw down any portion of the amounts available under the REF.

 There is no contractual limit to the number of shares that we may be required to issue to obtain funds from the REF as it is dependent upon our share price, which varies from day to day. If we draw down amounts under the REF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. This could cause downward pressure on the price of our common stock.

The Company currently intends to issue and register approximately 8,100,000 shares of common stock under the REF.  The entire share requirement for the full $10,000,000 would be approximately 21,739,000 based on current market prices.  However, the Company has decided to limit itself to 8,100,000 shares available, or $3,726,000, based on current market prices.  If the Company’s share price rises, the Company will be able to draw down in excess of $3,700,000. If the Company decides to issue more than 8,100,000 shares, we will need to file an additional registration statement with the SEC covering those additional shares.

The REF contains representations and warranties of the Company and AGS which are typical for transactions of this type. AGS agreed that during the term of the REF, neither AGS nor any of its affiliates, nor any entity managed or controlled by it, will, or cause or assist any person to, enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Exchange Act.  The representations and warranties made by the Company in the REF are qualified by reference to certain exceptions contained in disclosure schedules delivered to AGS. The REF also contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the obligation, without the prior written consent of AGS, not to enter into any other equity line of credit agreement with a third party during the term of the REF.

The REF obligates the Company to indemnify AGS for certain losses resulting from a misrepresentation or breach of any representation or warranty made by the Company or breach of any obligation of the Company. AGS also indemnifies the Company for similar matters.

The Company paid no fees, and is not obligated to pay any fees in the future, in connection with the REF, other than a due diligence fee of $10,000, all of which has been paid as of the date hereof.

The Company may terminate the REF effective upon fifteen trading days’ prior written notice to AGS; provided that (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to AGS pursuant to the REF. The obligation of AGS to make an Advance to the Company pursuant to the REF shall terminate permanently if (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) trading days or (ii) the Company shall at any time fail materially to comply with certain covenants specified in the REF and such failure is not cured within thirty (30) days after receipt of written notice from AGS, subject to exceptions.

Registration Rights Agreement

The shares of common stock that may be issued to AGS under the REF will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the registration rights agreement, we will file a registration statement, covering the possible resale by AGS of the shares that we may issue to AGS under the REF (the “Registration Statement”). The Registration Statement may cover only a portion of the total shares of our common stock issuable pursuant to the REF with AGS. We may file subsequent Registration Statements covering the resale of additional shares of our common stock issuable pursuant to the REF.  As described above, the effectiveness of this Registration Statement is a condition precedent to our ability to sell common stock to AGS under the REF. We intend to file the Registration Statement within 30-45 days from the date hereof.

Placement Agent

The Company engaged Gilford Securities, Inc. (“Gilford”) to act as its placement agent on a nonexclusive basis in connection with the REF.  Gilford will receive a cash commission equaling six percent (6%) of the total proceeds received by the Company from the sale of securities sold to AGS.  In addition, the Company is to issue and sell to Gilford and/or its designees, for a total cost of one dollar ($1.00), 600,000 shares of common stock of the Company.  If the Company elects to have a closing under the REF on more than $6,000,000, then the Company shall issue and sell to Gilford and/or its designees, for a total cost of one dollar ($1), an additional 400,000 shares of common stock of the Company.

The Company will pay all reasonable expenses, not to exceed $10,000, incurred by Gilford in connection with the negotiation, preparation and execution of the definitive documents, including but not limited to attorneys’ fees and consulting expenses in two installments.  The first installment of $5,000 was paid upon execution of the definitive documents and the balance will be due upon the first funding under the REF based on actual expenses.   The placement agent agreement also contains customary mutual indemnification provisions.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. IVOB believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.  The facts relied upon to claim the exemption include: (i) the purchaser represented that he purchased shares from the Company for investment and not with a view to distribution to the public; (ii) the certificate issued for unregistered securities contains a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities; (iii) the purchaser represented that he is an accredited investor and sophisticated and is familiar with our business activities; and (iv) the purchaser was given full and complete access to any corporate information requested by them.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Reserve Equity Financing Agreement, dated October 28, 2009, by and between AGS Capital Group, LLC and Invo Bioscience, Inc.
99.2	Registration Rights Agreement, dated October 28, 2009, by and between AGS Capital Group, LLC and Invo Bioscience, Inc.
99.3	Placement Agent Agreement, dated September 22, 2009, by and between Gilford Securities, Inc. and Invo Bioscience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO Bioscience, Inc.

Date: November 3, 2009	By:	/s/ Robert Bowdring
Robert Bowdring
Chief Financial Officer